EXHIBIT 2.1
                                January 14, 2000


VIA  FACSIMILE  @  713-222-6418
-------------------------------
AND  LOCAL  COURIER
-------------------

3TEC  Energy  Corporation
3TM  Acquisition  L.L.C.
Two  Shell  Plaza
777  Walker
Suite  2400
Houston,  Texas  77002

          RE:   Amendment to Section 11.1(b) of the Agreement (as defined below)

Ladies  and  Gentlemen:

     1. Reference is herein made to that certain Agreement and Plan of Merger Among 3TEC Energy Corporation, 3TM Acquisition L.L.C., Magellan Exploration, LLC and ECIC Corporation, EnCap Energy Capital Fund III, L.P., EnCap Energy Acquisition III-B, Inc., BOCP Energy Partners, L.P., and Pel-Tex Partners, L.L.C. (the "Agreement").

     2. Section 11.1(b) of the Agreement shall be amended to delete the reference therein to "January 14, 2000" and to substitute in place thereof "January 26, 2000".

     3. The Agreement, as amended by this letter agreement, is hereby ratified and confirmed.

     4. This letter agreement may be executed in multiple counterparts, with each such counterpart constituting an original and all of such counterparts constituting but one and the same agreement.

     To evidence your agreement to the terms of this letter agreement, please execute a counterpart of this letter agreement in the designated place below and return it to EnCap Investments L.L.C. at the following address:

     EnCap  Investments  L.L.C.
     1100  Louisiana,  Suite  3150
     Houston,  Texas  77002
     Attention:  Gary  A.  Tanner

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

          ECIC  CORPORATION

          By:     ___________________
          Name:  Robert  L.  Zorich
          Title:   President

          ENCAP  ENERGY  CAPITAL  FUND  III,  L.P.

          By:     ENCAP  INVESTMENTS  L.L.C.,  General  Partner

          By:     _____________________
          Name:  D.  Martin  Phillips
          Title:   Managing  Director

          ENCAP  ENERGY  ACQUISITION  III-B,  INC.

          By:     ______________________
          Name:  D.  Martin  Phillips
          Title:   Vice  President

          BOCP  ENERGY  PARTNERS,  L.P.

          By:     ENCAP  INVESTMENTS  L.L.C.,  Manager

          By:     ________________________
          Name:  D.  Martin  Phillips
          Title:   Managing  Director

          PEL-TEX  PARTNERS,  L.L.C.

          By:     _______________________
          Name:  Townes  G.  Pressler,  Jr.
          Title:   Manager

          By:     DLJ  LBO  PLANS  MANAGEMENT  CORP.,  Manager

          By:     ________________________
          Name:  Ivy  Dodes
          Title:   Vice  President

          MAGELLAN  EXPLORATION,  LLC

          By:  _________________________
          Name:  Wynne  M.  Snoots,  Jr.
          Title:   President

ACCEPTED  AND  AGREED  TO  AS  OF
THE  DATE  SET  FORTH  ABOVE:

3TEC  ENERGY  CORPORATION

By:  ______________________
Name:  Floyd  C.  Wilson
Title:   President  and  Chief  Executive  Officer


3TM  ACQUISITION  L.L.C.

By:  _______________________
Name:  Floyd  C.  Wilson
Title:   Manager